Ex. 99.28(g)(2)(xvi)

Amendment to Master Custodian Agreement

This Amendment, effective as December 3, 2020, to the Master Custodian Agreement dated as of December 30, 2010, (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”) is by and among each management investment company, and each Cayman Islands entity identified on Appendix A attached thereto (each a “Fund” and collectively, the “Funds”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

Whereas, the Custodian and the Funds (the “Parties”) have entered into the Agreement by which the Custodian provides certain custodial services relating to securities and other assets of each Fund.

Whereas, the Fund segregates and separately manages certain of the Fund’s portfolio of assets (each in an account).

Whereas, the Board of Trustees of JNL Investors Series Trust (the “Board”) approved the dissolution of the JNL/PPM America Low Duration Bond Fund, effective December 3, 2020.

Whereas, pursuant to Board approval of the dissolution of the JNL/PPM America Low Duration Bond Fund, the Parties have agreed to amend the Agreement, including its Appendix A, to remove the JNL/PPM America Low Duration Bond Fund as a Portfolio, effective December 3, 2020.

Now, Therefore, in consideration of the promises and mutual covenants herein contained, the Parties hereto agree as follows:

1)	Appendix A to the Agreement is hereby deleted and replaced, in its entirety, with Appendix A updated as of December 3, 2020, attached hereto.

2)	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3)	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[Remainder of page intentionally left blank.]

In Witness Whereof, the Parties hereto have caused this Amendment to be executed by their officers designated below, December 3, 2020.

JNL Series Trust, and JNL Investors Series Trust, each on behalf of its Portfolios listed on Appendix A hereto JNL Multi-Manager Alternative Fund (Boston Partners) Ltd.
/s/ Emily J. Bennett
By:
Name:	Emily J. Bennett
Title:	Assistant Secretary

PPM Funds, on behalf of its Portfolios listed on Appendix A hereto
/s/ Emily J. Bennett
By:
Name:	Emily J. Bennett
Title:	Vice President and Secretary

State Street Bank and Trust Company
/s/ Suzanne M. Hinckley
By:
Name:	Suzanne M. Hinckley
Title:	Senior Vice President

Appendix A

to

Master Custodian Agreement

(Updated as of December 3, 2020)

Fund: JNL Series Trust, for the following Portfolios
JNL Multi-Manager Alternative Fund
JNL Multi-Manager Emerging Markets Equity Fund
JNL Multi-Manager International Small Cap Fund
JNL Multi-Manager Mid Cap Fund
JNL/AQR Large Cap Relaxed Constraint Equity Fund
JNL/Boston Partners Global Long Short Equity Fund
JNL/Causeway International Value Select Fund
JNL/ClearBridge Large Cap Growth Fund
JNL/DFA Growth Allocation Fund
JNL/DFA International Core Equity Fund
JNL/DFA Moderate Growth Allocation Fund
JNL/DFA U.S. Core Equity Fund
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Core Fixed Income Fund
JNL/DoubleLine® Emerging Markets Fixed Income Fund
JNL/DoubleLine® Shiller Enhanced CAPE® Fund
JNL/DoubleLine® Total Return Fund
JNL/Fidelity Institutional Asset Management® Total Bond Fund
JNL/GQG Emerging Markets Equity Fund
JNL/Harris Oakmark Global Equity Fund
JNL/Invesco Diversified Dividend Fund
JNL/Invesco Global Growth Fund
JNL/Invesco Global Real Estate Fund
JNL/Invesco International Growth Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan Global Allocation Fund
JNL/JPMorgan Growth & Income Fund
JNL/JPMorgan Hedged Equity Fund
JNL/JPMorgan Midcap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/Lazard International Strategic Equity Fund
JNL/Loomis Sayles Global Growth Fund
JNL/Lord Abbett Short Duration Income Fund
JNL/Mellon MSCI World Index Fund
JNL/Mellon Nasdaq® 100 Index Fund
JNL/MFS Mid Cap Value Fund
JNL/Neuberger Berman Commodity Strategy Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Total Return Fund
JNL/RAFI® Fundamental Asia Developed Fund
JNL/RAFI® Fundamental Europe Fund
JNL/RAFI® Fundamental U.S. Small Cap Fund
JNL/RAFI® Multi-Factor U.S. Equity Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/T. Rowe Price Established Growth Fund

A-1

JNL/T. Rowe Price Balanced Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price U.S. High Yield Fund
JNL/T. Rowe Price Value Fund
JNL/Westchester Capital Event Driven Fund

Fund: JNL Investors Series Trust, for the following Portfolio
[Reserved]

Fund: PPM Funds, for the following Portfolios
PPM Core Fixed Income Fund
PPM Core Plus Fixed Income Fund
PPM Floating Rate Income Fund
PPM High Yield Core Fund
PPM Investment Grade Credit Fund
PPM Long Short Credit Fund
PPM Large Cap Value Fund
PPM Mid Cap Value Fund
PPM Small Cap Value Fund

Cayman Islands Entity:

JNL Multi-Manager Alternative Fund (Boston Partners) Ltd.

A-2